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Exhibit 8.1

[COOLEY GODWARD LLP LETTERHEAD]

May 20, 2003

Rigel Pharmaceuticals, Inc.
1180 Veterans Blvd.
South San Francisco, CA 94080

  Re:
  Rigel Pharmaceuticals, Inc. Registration Statement on Form S-3 Filed May 21, 2003

Ladies and Gentlemen:

We have acted as counsel to Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the above-captioned registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 21, 2003, (the "Registration Statement") for the purpose of registering (i) non-transferable subscription rights (the "Rights") distributed in connection with a rights offering by the Company (the "Offering") to holders of record of its common stock (the "Holders"), and (ii) up to 15,625,000 shares of Company common stock, par value $0.001 per share, (the "Common Stock") issuable upon the exercise of the Rights.

This opinion is being provided to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

In rendering our opinion set forth below, we have reviewed the Registration Statement, the prospectus thereunder (the "Prospectus") and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service ("Service") rulings, all of which are subject to change, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

In connection with rendering our opinion, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company, the Registration Statement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the Registration Statement is accurate and complete in all material respects, and our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the date of consummation of the Offering. Any material changes in the facts referred to, set forth or assumed herein or in the Registration Statement may affect the conclusions stated herein.

We have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Based solely upon and subject to the foregoing and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein, we are of the opinion that, although the discussion set forth in the Prospectus under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership, exercise, exchange and disposition of the Rights and the Common Stock, such discussion constitutes a fair and accurate summary of the material United States federal income tax consequences of the acquisition, ownership, exercise, exchange and disposition of the Rights and the Common Stock to the Holders.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Rights or the Common Stock or of any transaction related to or contemplated by such issuance. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement.

Sincerely,
COOLEY GODWARD LLP
/s/ SUSAN COOPER PHILPOT Susan Cooper Philpot
SCP:ls

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  Exhibit 8.1